Exhibit 5.1

DLA Piper LLP (US) 2525 East Camelback Road, Suite 1000 Phoenix, Arizona 85016-4232 www.dlapiper.com T 480.606.5100 F 480.606.5101

November 7, 2014

Clean Diesel Technologies, Inc.

1621 Fiske Place

Oxnard, California 93033

Re:	Clean Diesel Technologies, Inc. – Common Stock and Warrants

Ladies and Gentlemen:

We have acted as counsel to Clean Diesel Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Company’s sale of 1,385,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), warrants (the “Series A Warrants”) to initially purchase up to an aggregate of 388,393 shares (the “Series A Warrant Shares”) of the Company’s Common Stock, and warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to initially purchase up to an aggregate of 168,571 shares of the Company’s Common Stock (the “Series B Warrant Shares” and, together with the Series A Warrant Shares, the “Warrant Shares”), pursuant to the Placement Agent Agreement, dated November 4, 2014, by and among Cowen and Company, LLC, as placement agent, and the Company and the Subscription Agreements, dated November 4, 2014, between the investors named therein and the Company (the “Subscription Agreements”).  The Common Stock and the Warrant Shares are referred to herein as the “Equity Securities” and the Warrants and the Equity Securities are referred to herein as the “Securities.” The Securities were registered by the Company with the Securities and Exchange Commission (the “Commission”) on the shelf registration statement on Form S-3 (No. 333-181443) filed on May 15, 2012 by the Company with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and declared effective on May 21, 2012 (the “Registration Statement”), including the base prospectus, dated May 21, 2012, as supplemented by a prospectus supplement (the “Prospectus”), dated November 4, 2014, filed by the Company with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”). The Registration Statement relates to, among other things, the issuance and sale by the Company, from time to time pursuant to Rule 415 of the Rules and Regulations, of $50,000,000 of various securities of the Company, including Common Stock and Warrants.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i) the Registration Statement;

Clean Diesel Technologies, Inc.

November 7, 2014

 (ii) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of Delaware and as certified by the Secretary of the Company (the “Certificate of Incorporation”);

(iii) the Amended and Restated By-laws of the Company, as currently in effect and as certified by the Secretary of the Company;

(iv) a copy of certain resolutions of the board of directors of the Company relating to the registration and sale of the Securities, as certified by the Secretary of the Company;

(v) a copy of certain resolutions of a committee of the Board of Directors relating to the registration and sale of the Securities, as certified by the Secretary of the Company; and

(vi) the forms of Series A Warrant and Series B Warrant.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, will have been duly organized and be validly existing in good standing, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect thereof on such parties. In addition, we have assumed that the issuance and sale of the Securities do not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject (other than the Placement Agent Agreement, the Subscription Agreements or the Warrants), (ii) any law, rule or regulation to which the Company is subject (other than Opined on Law, as defined below), (iii) any judicial or regulatory order or decree of any governmental authority (other than those under Opined on Law) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (other than those under Opined on Law). As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. We have also assumed that, upon issuance of any Equity Securities subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding will not, after giving effect to the issuance of such Equity Securities, exceed the total number of shares of Common Stock that the Company is authorized to issue under its Certificate of Incorporation in effect at such time.

Clean Diesel Technologies, Inc.

November 7, 2014

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporations Law of the State of Delaware (the “DGCL”) and (ii) the laws of the State of New York, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any non-Opined on Law on the opinions stated herein.

Our opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.

The shares of Common Stock have been duly authorized and, when issued and sold upon payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

2.

The Warrants have been duly authorized and, when executed, registered and delivered and paid for in the manner contemplated by the Registration Statement and the Prospectus, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.

The Warrant Shares have been duly authorized and, upon issuance, delivery and payment therefore upon valid exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ DLA Piper LLP (US)
DLA PIPER LLP (US)